Exhibit 99.1

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ANNOUNCES FIRST QUARTER 2008 RESULTS

Results Exceed Previously Issued Guidance; Company Repurchases 3.2 Million Shares Year-to-Date
and Increases Repurchase Authorization by $100 Million

Westlake Village, CA – May 6, 2008 – ValueClick, Inc. (Nasdaq: VCLK) today reported financial results for the first quarter ended March 31, 2008. Revenue, adjusted-EBITDA1 and diluted net income per common share for the quarter exceeded previously issued guidance.

The Company also announced that it has repurchased 3.2 million shares year-to-date for $54.7 million as part of its Stock Repurchase Program, and that the Company’s board of directors has authorized a $100 million increase to the program.

“The first quarter demonstrated the strategic value of our diversified performance marketing offerings and our operating team’s ability to deliver strong financial performance,” said Tom Vadnais, chief executive officer of ValueClick. “In spite of some macroeconomic weakness and continued challenges in the lead generation industry, we delivered solid performance in the quarter and continue to believe we will achieve our 2008 financial performance goals.”

First Quarter 2008 Results
Revenue for the first quarter of 2008 was $176.0 million, which exceeded the high end of the Company’s previously issued guidance and increased $19.1 million, or 12 percent, from $156.9 million for the first quarter of 2007. First quarter 2008 results include three months of operations from MeziMedia, which was acquired in July 2007.

Income before income taxes for the first quarter of 2008 was $32.9 million compared to $32.1 million for the first quarter of 2007. Stock-based compensation expense and amortization of intangibles expense totaled $13.5 million for the first quarter of 2008, compared to $9.4 million for the first quarter of 2007.

Adjusted-EBITDA for the first quarter of 2008 was $46.0 million, which exceeded the high end of the Company’s previously issued guidance and compared to $41.0 million for the first quarter of 2007.

Net income for the first quarter of 2008 was $19.2 million, or $0.19 per diluted common share, which exceeded the high end of the Company’s previously issued guidance and compared to $18.6 million, or $0.18 per diluted common share, for the first quarter of 2007.

The consolidated balance sheet as of March 31, 2008 includes $195 million in cash, cash equivalents and marketable securities, more than $697 million in total stockholders’ equity and no long-term debt.

1 Adjusted-EBITDA is defined as GAAP (Generally Accepted Accounting Principles) net income before interest and other income, income taxes, depreciation, amortization, and stock-based compensation. Please see the attached schedule for a reconciliation of GAAP net income to adjusted-EBITDA, and a discussion of why the Company believes adjusted-EBITDA is a useful financial measure to investors and how Company management uses this financial measure.

Stock Repurchase Program Update
Today, ValueClick also provided an update on its Stock Repurchase Program. In the first quarter of 2008, the Company repurchased 2.3 million shares of its outstanding common stock for $39.3 million. Year-to-date, the Company repurchased approximately 3.2 million shares for $54.7 million. ValueClick today also announced that its board of directors has authorized a $100 million increase to the Company’s Stock Repurchase Program. As of today, up to $101.3 million of ValueClick’s capital may be used to repurchase shares of the Company’s common stock under the Stock Repurchase Program.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release. Actual stock-based compensation expense may differ from these estimates based on the timing and amount of stock awards granted, the assumptions used in stock award valuation and other factors. Actual income tax expense may differ from these estimates based on tax planning, changes in tax accounting rules and laws, and other factors.

Based on its first quarter results and outlook for 2008, ValueClick is updating its fiscal year 2008 guidance ranges, issued previously on February 13, 2008:

Fiscal Year 2008	Previous Guidance	Updated Guidance
Revenue	$730-$745 million	$730-$745 million
Adjusted-EBITDA	$185-$190 million	$190-$195 million
Diluted net income per common share	$0.78-$0.81	$0.81-$0.83

Fiscal year 2008 diluted net income per common share guidance includes a reduction of approximately $0.15 per diluted common share for stock-based compensation expense and assumes a 42 percent effective tax rate.

Additionally, ValueClick is announcing guidance for the second quarter of 2008:

Second Quarter 2008	Guidance
Revenue	$166-$170 million
Adjusted-EBITDA	$40-$42 million
Diluted net income per common share	$0.15-$0.16

Second quarter 2008 diluted net income per common share guidance includes a reduction of $0.04 per diluted common share for stock-based compensation expense and assumes a 42 percent effective tax rate.

Conference Call Today
Tom Vadnais, chief executive officer, and John Pitstick, chief financial officer, will present an overview of the results and other factors affecting ValueClick’s financial performance for the first quarter during a conference call and webcast on May 6, 2008 at 1:30PM PT. Investors and analysts may obtain the dial-in information through StreetEvents (www.streetevents.com).

The live webcast and other information of potential interest to investors will be available to the public in the Investor Relations section of the Company’s website (www.valueclick.com). Replay information will be available through May 13 and may be accessed at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers. The passcode is 4955781.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing services companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and transparent revenue streams for publishers. ValueClick’s performance-based solutions allow its customers to reach their potential through multiple online marketing channels, including affiliate and search marketing, display advertising, lead generation, ad serving and related technologies, and comparison shopping. ValueClick brands include Commission Junction, ValueClick Media, Mediaplex, Smarter.com, CouponMountain.com, and PriceRunner. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, the risk that market demand for on-line advertising in general, and performance based on-line advertising in particular, will not grow as rapidly as predicted, and the risk that legislation and governmental regulation could negatively impact the Company’s performance. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including, but not limited to: its annual report on Form 10-K filed on February 29, 2008; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three-month Period
	Ended March 31,
	(Unaudited)
	(Note 1)
	2008	2007
Revenue	$176,034	$156,924
Cost of revenue	55,113	47,047

Gross profit	120,921	109,877
Operating expenses:
Sales and marketing (Note 2)	51,701	48,452
General and administrative (Note 2)	21,654	17,541
Technology (Note 2)	9,963	8,927
Amortization of intangible assets	7,760	5,771

Total operating expenses	91,078	80,691

Income from operations	29,843	29,186
Interest and other income, net	3,051	2,939

Income before income taxes	32,894	32,125
Income tax expense	13,727	13,491

Net income	$19,167	$18,634

Basic net income per common share	$0.20	$0.19

Weighted-average shares used to compute basic net income per common share	97,722	99,562

Diluted net income per common share	$0.19	$0.18

Weighted-average shares used to compute diluted net income per common share	98,557	101,036

Note 1 – The condensed consolidated statements of operations include the results of MeziMedia from the acquisition consummation date (July 30, 2007). Had this transaction been completed as of January 1, 2007, on an unaudited pro forma basis, revenue would have been $176.1 million, and net income would have been $20.0 million, or $0.20 per diluted common share, for the three-month period ended March 31, 2007. These unaudited pro forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had these transactions occurred on January 1, 2007, and are not necessarily indicative of future results.

Note 2 – Includes stock-based compensation as follows:

	Three-month Period
	Ended March 31,
	(Unaudited)
	2008	2007
Sales and marketing	$1,682	$1,028
General and administrative	3,456	2,084
Technology	651	526

Total stock-based compensation	$5,789	$3,638

VALUECLICK, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED-EBITDA (Note 1)
(In thousands)

	Three-month Period
	Ended March 31,
	(Unaudited)
	2008	2007
Net income	$19,167	$18,634
Less interest and other income, net	(3,051)	(2,939)
Plus provision for income taxes	13,727	13,491
Plus amortization of intangible assets	7,760	5,771
Plus depreciation and leasehold amortization	2,574	2,434
Plus stock-based compensation	5,789	3,638

Adjusted-EBITDA	$45,966	$41,029

Note 1 – “Adjusted-EBITDA” (earnings before interest and other income, income taxes, depreciation, amortization, and stock-based compensation) included in this press release is a non-GAAP financial measure.

Adjusted-EBITDA, as defined above, may not be similar to adjusted-EBITDA measures used by other companies and is not a measurement under GAAP. Management believes that adjusted-EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in income from interest on the Company’s cash and marketable securities and the costs associated with income tax expense, amortization of intangible assets acquired in business combinations, capital investments, and stock-based compensation expense. Management uses adjusted-EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds adjusted-EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses adjusted-EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that adjusted-EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of overall performance, and a baseline for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

VALUECLICK, INC.
SEGMENT OPERATING RESULTS
(In thousands)

	Three-month Period Ended March 31,
	(Unaudited)
	2008	2007
Media:
Revenue	$79,353	$108,422
Cost of revenue	36,483	38,532

Gross profit	42,870	69,890
Operating expenses	26,869	44,096

Segment income from operations	$16,001	$25,794

Comparison Shopping:
Revenue	$53,001	$8,617
Cost of revenue	11,060	1,349

Gross profit	41,941	7,268
Operating expenses	27,264	6,725

Segment income from operations	$14,677	$543

Affiliate Marketing:
Revenue	$35,367	$32,798
Cost of revenue	7,022	5,958

Gross profit	28,345	26,840
Operating expenses	12,103	9,889

Segment income from operations	$16,242	$16,951

Technology:
Revenue	$9,278	$7,470
Cost of revenue	1,407	1,452

Gross profit	7,871	6,018
Operating expenses	4,094	3,439

Segment income from operations	$3,777	$2,579

Total segment income from operations	$50,697	$45,867
Corporate expenses	(7,305)	(7,272)
Stock-based compensation	(5,789)	(3,638)
Amortization of intangible assets	(7,760)	(5,771)

Consolidated income from operations	$29,843	$29,186

Reconciliation of segment revenue to consolidated revenue:
Media	$79,353	$108,422
Comparison Shopping	53,001	8,617
Affiliate Marketing	35,367	32,798
Technology	9,278	7,470
Inter-segment eliminations	(965)	(383)

Consolidated revenue	$176,034	$156,924

VALUECLICK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$97,860	$82,767
Marketable securities, at fair value	66,351	170,691
Accounts receivable, net	118,159	126,605
Other current assets	16,019	18,785

Total current assets	298,389	398,848
Marketable securities, less current portion	30,844	34,059
Property and equipment, net	18,484	19,357
Goodwill	440,852	439,532
Intangible assets, net	105,923	112,979
Other assets	8,752	6,247

TOTAL ASSETS	$903,244	$1,011,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$122,392	$219,199
Non-current liabilities	83,371	81,890

Total liabilities	205,763	301,089
Total stockholders’ equity	697,481	709,933

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$903,244	$1,011,022